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                                                                       Exhibit 5



                              July 13, 2000


Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941

      Re: Registration of 9,000,000 shares of Common Stock under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     In our capacity as counsel to Mediacom Communications Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 9,000,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Stock") issuable upon the exercise of options heretofore granted or which may be granted subsequent hereto to acquire shares of Class A Common Stock under the Company's 1999 Stock Option Plan (the "Plan").

     In that connection, we have examined the Restated Certificate of Incorporation and the By-Laws of the Company, the Registration Statement, the Plan, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and non-assessable.
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Mediacom Communications Corporation
July 13, 2000
Page 2

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        COOPERMAN LEVITT WINIKOFF
                                         LESTER & NEWMAN, P.C.


                                        By: /s/ Ira Roxland
                                            --------------------------
                                                Ira Roxland
                                                A Member of the Firm